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NUMBER                                                                    SHARES

  0           INCORPORATED UNDER THE LAWS OF THE STATE OF FLORIDA

                              TIB FINANCIAL CORP.

                            TOTAL AUTHORIZED ISSUE             SEE REVERSE FOR
                     5,000,000 SHARES PAR VALUE $.10 EACH    CERTAIN DEFINITIONS

                                 COMMON STOCK



THIS IS TO CERTIFY THAT _____________________________________________ IS THE
OWNER OF __________________________________________________________ fully paid and non-assessable shares of the above Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

WITNESS, the seal of the Corporation and the signatures of its duly authorized officers.

DATED

____________________________            ______________________________
                   SECRETARY                                 PRESIDENT